Exhibit (d)(i) under Form N-1A
                                          Exhibit (10) under Item 601/Reg. S-K

                                HIBERNIA FUNDS

                         INVESTMENT ADVISORY CONTRACT

      This Contract is made between Hibernia Asset Management, LLC, a Louisiana limited liability company having its principal place of business in New Orleans, Louisiana (the "Adviser"), and Hibernia Funds, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

     WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange Commission; and

     WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust on whose behalf the Trust executes an exhibit to this Contract, and Adviser, by its execution of each such exhibit, accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

      2. Adviser, in its supervision of the investments of each of the Fund will be guided by each of the Fund's fundamental investment policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

      3. The Trust shall pay or cause to be paid, on behalf of each Fund, all of the Fund's expenses and the Fund's allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of officers and Trustees of the Trust; fees for investment advisory services and administrative services; fees and expenses of preparing and printing amendments to its Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940; expenses of registering and qualifying the Trust, the Funds and shares of the Funds ("Shares") under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) and sales literature; expenses of registering, licensing, or other authorization of the Trust as a broker-dealer and of its officers as agents and salesmen under federal and state laws and regulations; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds.
The Trust will also pay each Fund's allocable share of such extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

      4. The Trust, on behalf of each of the Funds shall pay to Adviser, for all services rendered to such Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

      5. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

      6. This Contract shall begin for each Fund on the date that the Trust executes an exhibit to this Contract relating to such Fund. This Contract shall remain in effect for each Fund until the first meeting of Shareholders held after the execution date of an exhibit relating to the respective Fund, and if approved at such meeting by the shareholders of a particular Fund, shall continue in effect for such Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund.

      7. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

      8. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

      9. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding or sale of any security.

      10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless the Adviser and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever, (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make statements therein not misleading, unless such statement or omission was made in reliance upon and conformity with written information furnished to the Trust with respect to the Adviser by or on behalf of the Adviser expressly for use in the Registration Statement or Prospectus, or any amendment or supplement thereof.

      If any action is brought against the Adviser or any controlling person thereof in respect of which indemnity may be sought against the Trust pursuant to the foregoing paragraph, the Adviser shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. The Adviser or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Adviser or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim or action effected without its written consent. The Trust agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of shares or in connection with such Registration Statement or Prospectus.

      (b) The Adviser agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Trust to the Adviser but only with respect to statements or omissions, if any, made in the Registration Statement or Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust with respect to the Adviser by or on behalf of the Adviser expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based on the Registration Statement or Prospectus, or any amendment or supplement thereof, and in respect of which indemnity may be sought against the Adviser, the Adviser shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to the Adviser by the provisions of subsection (a) above.

      (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Contract.

      11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

      12. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight.
The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any
Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature. The Trust agrees to cause its distributors to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

      13. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from the assets of any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

      14. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      15. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

                                  EXHIBIT A

                      HIBERNIA CAPITAL APPRECIATION FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of February, 2005.

                                    HIBERNIA ASSET MANAGEMENT, LLC


                                    By:  /s/ Richard L. Chauvin, Jr.
                                       ---------------------------------
                                    Name:  Richard L. Chauvin, Jr.
                                Title:  President and Chief Investment Officer


                                    HIBERNIA FUNDS


                                    By:  /s/ Charles L. Davis, Jr.
                                       ---------------------------------
                                    Name:  Charles L. Davis, Jr.
                                    Title:  President



                                  EXHIBIT B

                          HIBERNIA CASH RESERVE FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .40 of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .40 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.


      Witness the due execution hereof this 1st day of February, 2005.

                                    HIBERNIA ASSET MANAGEMENT, LLC


                                    By:  /s/ Richard L. Chauvin, Jr.
                                       ---------------------------------
                                    Name:  Richard L. Chauvin, Jr.
                                Title:  President and Chief Investment Officer


                                    HIBERNIA FUNDS


                                    By:  /s/ Charles L. Davis, Jr.
                                       ---------------------------------
                                    Name:  Charles L. Davis, Jr.
                                    Title:  President



                                  EXHIBIT C

                     HIBERNIA U.S. GOVERNMENT INCOME FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .45 of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .45 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.


      Witness the due execution hereof this 1st day of February, 2005.

                               HIBERNIA ASSET MANAGEMENT, LLC


                               By:  /s/ Richard L. Chauvin, Jr.
                                  ---------------------------------
                               Name:  Richard L. Chauvin, Jr.
                               Title:  President and Chief Investment Officer


                               HIBERNIA FUNDS


                               By:  /s/ Charles L. Davis, Jr.
                                  ---------------------------------
                               Name:  Charles L. Davis, Jr.
                               Title:  President



                                  EXHIBIT D

                   HIBERNIA LOUISIANA MUNICIPAL INCOME FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .45 of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .45 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.


      Witness the due execution hereof this 1st day of February, 2005.

                         HIBERNIA ASSET MANAGEMENT, LLC


                         By:  /s/ Richard L. Chauvin, Jr.
                            ---------------------------------
                         Name:  Richard L. Chauvin, Jr.
                         Title:  President and Chief Investment Officer


                         HIBERNIA FUNDS


                         By:  /s/ Charles L. Davis, Jr.
                            ---------------------------------
                         Name:  Charles L. Davis, Jr.
                         Title:  President

                                   EXHIBIT E

                        HIBERNIA TOTAL RETURN BOND FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .70 of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .70 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of February, 2005.

                         HIBERNIA ASSET MANAGEMENT, LLC


                         By:  /s/ Richard L. Chauvin, Jr.
                            ---------------------------------
                         Name:  Richard L. Chauvin, Jr.
                         Title:  President and Chief Investment Officer


                         HIBERNIA FUNDS


                         By:  /s/ Charles L. Davis, Jr.
                            ---------------------------------
                         Name:  Charles L. Davis, Jr.
                         Title:  President

                                   EXHIBIT F

                    HIBERNIA U.S. TREASURY MONEY MARKET FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .40 of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .40 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of February, 2005.

                           HIBERNIA ASSET MANAGEMENT, LLC


                           By:  /s/ Richard L. Chauvin, Jr.
                              ---------------------------------
                           Name:  Richard L. Chauvin, Jr.
                           Title:  President and Chief Investment Officer


                           HIBERNIA FUNDS


                           By:  /s/ Charles L. Davis, Jr.
                              ---------------------------------
                           Name:  Charles L. Davis, Jr.
                           Title:  President

                                  EXHIBIT G

                         HIBERNIA MID CAP EQUITY FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 1st day of February, 2005.

                           HIBERNIA ASSET MANAGEMENT, LLC


                           By:  /s/ Richard L. Chauvin, Jr.
                              ---------------------------------
                           Name:  Richard L. Chauvin, Jr.
                           Title:  President and Chief Investment Officer


                           HIBERNIA FUNDS


                           By:  /s/ Charles L. Davis, Jr.
                              ---------------------------------
                           Name:  Charles L. Davis, Jr.
                           Title:  President

                                 Amendment to
                         Investment Advisory Contract
                                   between
                                Hibernia Funds
                                     and
                        Hibernia Asset Management, LLC

      This Amendment to the Investment Advisory Contract ("Agreement") dated October 14, 1988, between Hibernia Funds ("Fund") and Hibernia Asset Management, LLC ("Service Provider") is made and entered into as of the 1st day of February, 2005.

      WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss.
248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

      The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

      The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR ss. 248.13.

      The Service Provider further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
o insure the security and confidentiality of records and NPI of Fund customers,
o protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
o protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

   4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.


   5.   The Service Provider may redisclose Section 248.14 NPI and Section
      248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

   6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.



      Witness the due execution hereof this 1st day of February, 2005.

                            HIBERNIA ASSET MANAGEMENT, LLC


                            By:  /s/ Richard L. Chauvin, Jr.
                               ---------------------------------
                            Name:  Richard L. Chauvin, Jr.
                            Title:  President and Chief Investment Officer


                            HIBERNIA FUNDS


                            By:  /s/ Charles L. Davis, Jr.
                               ---------------------------------
                            Name:  Charles L. Davis, Jr.
                            Title:  President